                                                                   EXHIBIT 21

                            VULCAN MATERIALS COMPANY
                                  SUBSIDIARIES
                            AS OF DECEMBER 31, 1999
                           (ACTIVE SUBSIDIARIES ONLY)

                                                                     STATE OR OTHER               % OWNED
                                                                     JURISDICTION OF              DIRECTLY
                                                                     INCORPORATION             OR INDIRECTLY
           ENTITY                                                    OR ORGANIZATION             BY VULCAN
           ------                                                    ---------------             ---------

           SUBSIDIARIES:
           Allied Concrete & Materials Co.                           Arizona                          100
           Allied Concrete, Inc.                                     Arizona                          100
           Atlantic Granite Company                                  South Carolina                  66-2/3
           Azusa Rock, Inc.                                          California                       100
           Callaway Chemical Company                                 New Jersey                       100
           Callaway Chemical De Mexico S DeRL DE CV                  Mexico                           100
           Callaway Chemical Limited                                 British Columbia                 100
           CalMat Co.                                                Delaware                         100
           CalMat Co. of Arizona                                     Arizona                          100
           CalMat Co. of Central California                          California                       100
           CalMat Co. of New Mexico                                  New Mexico                       100
           CalMat Land Co.                                           California                       100
           CalMat Leasing Co.                                        Arizona                          100
           CalMat Properties Co.                                     California                       100
           Graves W. Yates Transportation, Inc.                      Texas                            100
           Kirst Construction Co., Inc.                              California                       100
           Palomar Transit Mix Co.                                   California                       100
           R.C. Fulfer Company, Inc                                  Texas                            100
           RECO Transportation, LLC                                  Delaware                         100
           Reliance Transport Co.                                    California                       100
           Rio Norte Este Co.                                        California                       100
           River Bend Corp.                                          California                       100
           Sanger Rock and Sand                                      California                       100
           Sloan Canyon Sand Co.                                     California                       100
           Statewide Transport, Inc.                                 Texas                            100
           Triangle Rock Products, Inc.                              California                       100
           Vulcan Aggregates Company, LLC                            Delaware                         100
           Vulcan Chemicals Investments, LLC                         Delaware                         100
           Vulcan Chemical Technologies, Inc.                        Delaware                         100
           Vulcan Chloralkali, LLC                                   Delaware                          51
           Vulcan Construction Materials, LP                         Delaware                         100
           Vulcan/ICA Distribution Company (Partnership)             Texas                             51
           Vulcan Gulf Coast Aggregates, Inc.                        New Jersey                       100
           Vulcan Gulf Coast Materials, Inc.                         New Jersey                       100
           Vulcan International, Ltd.                                U.S. Virgin Islands              100
           Vulcan International Holdings ApS                         Denmark                          100
           Vulcan Lands, Inc.                                        New Jersey                       100
           Vulcan Materials Finance Company                          Tennessee                        100
           Vulcan Shipping Company, Limited                          Bahamas                           50
           Vulcan Soda Ash Company                                   California                       100
           Wanatah Trucking Co., Inc                                 Indiana                          100
           Western Environmental Contracting, Inc.                   California                       100